The State of Texas
                          Secretary of State

                        CERTIFICATE OF MERGER

       TIME FINANCIAL SERVICES, INC. (A NEVADA NO PERMIT ENTITY)

THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS,
HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF MERGER OF

                          MARKET DATA CORP.
                        A TEXAS CORPORATION

                               WITH

       TIME FINANCIAL SERVICES, INC. (A NEVADA NO PERMIT ENTITY)

HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.

    ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY
ISSUES THIS CERTIFICATE OF MERGER.

DATED:  OCTOBER 5, 1998

EFFECTIVE:  OCTOBER 5, 1998


                         Alberto R. Gonzales, Secretary of State
                                    (Signature)